As filed with the Securities and Exchange Commission on July 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARIN SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	7372	20-4647180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification Number)

123 Mission Street, 27th Floor

San Francisco, CA 94105

(415) 399-2580

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Christopher A. Lien

Chief Executive Officer and Chairman of the Board

123 Mission Street, 27th Floor

San Francisco, CA 94105

(415) 399-2580

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Brown, Esq. Katherine K. Duncan, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, CA 94104 (415) 875-2300	Michael Coleman, Esq. Marin Software Incorporated 123 Mission Street, 27th Floor San Francisco, CA 94105 (415) 399-2580

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-230275

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐ “

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, $0.001 par value per share		$3,000,000	$327.30

(1)

The Registrant previously registered (i) an indeterminate number of shares of the Registrant’s common stock, preferred stock, debt securities, warrants, subscription rights and units with an aggregate initial offering price not to exceed $50,000,000 to be offered and sold by the Registrant on a registration statement on Form S-3 (File No. 333-230275), as amended on May 9, 2019, which was declared effective on May 10, 2019 (the “Initial Registration Statement”), and for which a filing fee of $6,060 was previously paid. Of the securities registered for offer and sale by the Registrant, a balance of $37,000,000 of such securities remains available for offer and sale by the Registrant under the Initial Registration Statement as of the date hereof. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional indeterminate number of shares of common stock of the Registrant having a proposed maximum aggregate offering price of $3,000,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities remaining available for issuance by the Registrant under the Initial Registration Statement. The proposed maximum offering price per share will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the common stock registered hereunder.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), Marin Software Incorporated (the “Registrant”) is filing this Registration Statement (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3, as amended (File No. 333-230275) (the “Initial Registration Statement”), which the Registrant originally filed with the Commission on March 14, 2019, and which the Commission declared effective on May 10, 2019.

The Registrant is filing this Registration Statement pursuant to Rule 462(b) of the Securities Act solely to register an additional indeterminate amount of shares of the Registrant’s common stock, par value $0.001 per share, having a maximum aggregate offering price of $3,000,000, which amount does not exceed 20% of the maximum aggregate offering price of unsold securities remaining available for offer and sale by the Registrant under the Initial Registration Statement.

The information set forth in the Initial Registration Statement and all exhibits to the Initial Registration Statement are incorporated by reference into this Registration Statement. The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit Number	Description of Document	Form	File No.	Exhibit	Filing Date

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-3 (Registration No. 333-230275).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 15th day of July, 2021.

MARIN SOFTWARE INCORPORATED

By:	/s/ Christopher A. Lien
Christopher A. Lien
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher A. Lien	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 15, 2021
Christopher A. Lien

/s/ Robert Bertz	Chief Financial Officer (Principal Financial and Accounting Officer)	July 15, 2021
Robert Bertz

*	Director	July 15, 2021
L. Gordon Crovitz

*	Director	July 15, 2021
Donald Hutchison

*	Director	July 15, 2021
Brian Kinion

*	Director	July 15, 2021
Daina Middleton

*By:	/s/ Christopher A. Lien
Attorney-in-Fact